Filed Pursuant to Rule 424(b)(5)
File No. 333-168693

PROSPECTUS SUPPLEMENT NO. 4

(To Prospectus dated August 27, 2010)

Up to 4,012 Shares of Series A Convertible Preferred Stock

We are offering and selling up to 4,012 shares of our newly authorized Series A Convertible Preferred Stock, par value $0.0001 per share, at a price of $1,000 per share, directly to investors pursuant to this prospectus supplement and the accompanying prospectus. Our Series A Convertible Preferred Stock is convertible into shares of our common stock, par value $0.0001 per share at an initial conversion rate of 10,989 shares of common stock per share of Series A Convertible Preferred Stock. See the section entitled “Description of Series A Convertible Preferred Stock” for a complete discussion of the rights, privileges and preferences associated with our preferred stock.

We have entered into a placement agent agreement with Ladenburg Thalmann & Co. Inc., as placement agent, relating to the shares of our Series A Convertible Preferred Stock offered by this prospectus supplement. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to arrange for the sale of the securities being offered. The placement agent will receive a cash commission equal to 6.5% of the gross proceeds of the offering as well as warrants to purchase shares of our common stock equal to 2% of the common stock underlying the Series A Convertible Preferred Stock sold in this offering. The warrants will expire August 27, 2015 and are exercisable at a price of $0.11375 per share, subject to adjustment therein. We have also agreed to pay certain of the placement agent’s expenses not to exceed 1% of the gross proceeds of this offering. See the section entitled “Plan of Distribution” beginning on page S-6 of this prospectus supplement for more information regarding these arrangements.

There is no minimum purchase amount in connection with the offering. At the closing of the offering, purchasers will make payments to an escrow agent and we will issue and deliver the securities. We expect the initial closing to occur on or about April 9, 2013.

Our common stock is traded on the NYSE MKT under the symbol “CXM”. On April 4, 2013, the closing sale price of our common stock was $0.15 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $24,616,797, based on 129,562,091 shares of outstanding common stock, of which 121,946,901 are held by non-affiliates, and a price of $0.19 per share, which was the closing sale price of a share of our common stock on February 15, 2013. We have offered securities with an aggregate market value of $4,080,321 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Those securities include $344,705 of shares of our common stock that were sold on our behalf in at-the-market transactions from time to time during the prior 12 calendar months and the $4,012,000 of securities that we are offering hereby.

Investing in our Series A Convertible Preferred Stock involves risks. Before investing you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement beginning on page S-7, and in other documents incorporated by reference, including our Annual Report on Form 10-K for our fiscal year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total (2)
Public Offering price	$1,000.00	$4,012,000
Placement Agent’s fees (1)	$65.00	$260,780
Proceeds, before expenses, to us	$935.00	$3,751,220

(1)	We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” herein, which are not included in this line item.
(2)	Assumes that all securities offered under this prospectus supplement and accompanying prospectus are sold.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which will describe the terms of the offering before you make your investment decision.

The date of this prospectus supplement is April 5, 2013

Prospectus Supplement

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither Cardium Therapeutics nor the placement agent has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Cardium Therapeutics nor the placement agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Cardium,” “we,” “our,” “us” or similar references are to Cardium Therapeutics, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

FORWARD-LOOKING STATEMENTS AND IMPORTANT FACTORS

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein or therein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In this prospectus supplement, and the documents incorporated by reference herein, we discuss plans, expectations and objectives regarding our business, financial condition and results of operations. Without limiting the foregoing, statements that are in the future tense, and all statements accompanied by terms such as “believe,” “project,” “expect,” “trend,” “estimate,” “forecast,” “assume,” “intend,” “plan,” “target,” “anticipate,” “outlook,” “preliminary,” “will likely result,” “will continue,” and variations thereof and similar terms are intended to be “forward-looking statements” as defined by federal securities laws. We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based upon, among other things, our assumptions with respect to:

•	our ability to fund operations and business plans, and the extent and timing of any funding or other corporate development activities;

•	the timing and nature of potential commercialization activities, partnerships or other business opportunities;

•	the timing, conduct and outcome of discussions with regulatory agencies, regulatory submissions and clinical trials, including the timing for completion of clinical studies;

•	our beliefs and opinions about the safety and efficacy of our products and product candidates and the anticipated results of our clinical studies and trials;

•	our ability to maintain the listing of our common stock on a national exchange;

•

our ability to enter into acceptable relationships with one or more contract manufacturers or other service providers on which we may depend, and the ability of such contract manufacturers or other service providers to manufacture biologics, devices, nutraceuticals or other key products or components, or to provide other services, of an acceptable quality on a timely and cost-effective basis;

•

our ability to enter into acceptable relationships with one or more development or commercialization partners to advance the commercialization of new products and product candidates and the timing of any product launches;

•	our growth, expansion and acquisition strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;

•	our ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;

•	our intellectual property rights and those of others, including actual or potential competitors;

•	the outcome of litigation matters;

•	the anticipated activities of our personnel, consultants and collaborators;

•	expectations concerning our operations outside the United States;

•	current and future economic and political conditions;

•	overall industry and market performance;

•	the impact of new accounting pronouncements;

•	management’s goals and plans for future operations; and

•	other assumptions described in this report underlying or relating to any forward-looking statements.

We caution you not to place undue reliance on forward-looking statements, which are based upon assumptions, expectations, plans and projections. Forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” included in this prospectus supplement and in the documents incorporated by reference herein that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date when they are made. Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.

Our Business

We are an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses having the potential to address significant unmet medical needs, and definable pathways to commercialization, partnering or other monetization following the achievement of corresponding development objectives. Our current portfolio includes Cardium Biologics, Tissue Repair Company and To Go Brands, Inc., companies primarily focused on the development of innovative therapeutic products for cardiovascular indications, wound healing and nutraceutical supplements, respectively. As a development stage company, we have yet to generate positive cash flows from operations and are essentially dependent on debt and equity funding and partnering or other monetization transactions to finance our operations.

Our business model is designed to create multiple opportunities for success while avoiding reliance on any single technology platform or product type, and to leverage our skills in late-stage product development in order to bridge the critical gap between promising new technologies and product opportunities that are ready for commercialization. Consistent with our long-term strategy, we intend to consider various corporate development transactions designed to place our product candidates into larger organizations or with partners having existing commercialization, sales and marketing resources, and a need for innovative products. Such transactions could involve the sale, partnering or other monetization of particular product opportunities or businesses. In parallel, as our businesses are advanced and corresponding valuations established, we plan to pursue new product opportunities and acquisitions with strong value enhancement potential.

Our principal executive offices are located at 12255 El Camino Real, Suite 250, San Diego, California 92130 and our telephone number is (858) 436-1000.

We maintain a website at http://www.cardiumthx.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

For additional information about us, you should refer to the information described in “Where You Can Find More Information” in this prospectus supplement.

The Offering

Issuer:	Cardium Therapeutics, Inc.

Securities Offered:	4,012 shares of Series A Convertible Preferred Stock, $0.0001 par value per share.

Series A Preferred Stock:	Each share of our Series A Convertible Preferred Stock has a stated value and liquidation preference of $1,000 per share. The shares of our Series A Convertible Preferred Stock will participate in any dividends payable upon our common stock on an “as converted” basis. The shares of our Series A Convertible Preferred Stock will not have voting rights, except as may be provided by Delaware law. Each share of Series A Convertible Preferred Stock is convertible into 10,989 shares of common stock at a per share conversion price of $0.091, and all 4,012 shares of our Series A Convertible Preferred Stock offered hereby would be convertible into 44,087,912 shares of our common stock, each subject to adjustment as described in this prospectus supplement. We also have the right to require the holders to convert the shares of our Series A Convertible Preferred Stock in certain circumstances described in this prospectus. See the section entitled “Description of Series A Preferred stock” beginning on page S-7 of this prospectus.

Limitations on Conversion	Notwithstanding anything herein to the contrary, shares of our Series A Convertible Preferred Stock may not be converted, if after such conversion the holder of such security would beneficially own more than 9.99% of the shares of our common stock then outstanding.

Shareholder Approval and Limitations on Issuance	The 44,087,912 shares of common stock issuable upon conversion of all 4,012 shares of Series A Convertible Preferred Stock being offered at the initial conversion price exceeds 20% of our outstanding common stock. Under applicable NYSE MKT market rules, shareholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% of our outstanding common stock at a price less than the closing price on the day prior the date of the securities purchase agreement. In addition, we do not currently have a sufficient number of shares of common stock authorized to reserve shares for conversion of all 4,012 shares of Series A Convertible Preferred Stock. Accordingly, within 75 calendar days from the date of the closing of the initial sales of Series A Convertible Preferred Stock, we intend to seek stockholder approval for (1) the offering of the Series A Convertible Preferred Stock in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock and (2) for a 1 for 20 reverse split of our outstanding common stock. Accordingly sales of Series A Convertible Preferred Stock in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock is predicated on our ability to secure the approval of our stockholders.

Number of shares of common

stock to be outstanding

immediately following this

offering including shares of

common stock underlying

shares of Series A preferred

stock (1):	173,649,973 shares.

Manner of Offering	Reasonable best efforts offering that may be made from time to time through our placement agent, Ladenburg Thalmann Co. Inc. See “Plan of Distribution” on page S-6.

Use of Proceeds:	We expect to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-6.

Risk Factors:	Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE MKT Symbol	CXM

(1) The number of shares of our common stock to be outstanding immediately after this offering is based on 129,562,091 shares of our common stock outstanding as of April 5, 2013. That number does not include the shares issuable upon exercise or conversion of the following derivative securities outstanding on that date: (i) up to 27,386,424 shares of common stock issuable upon exercise of warrants, which are exercisable at prices ranging from $0.46 to $3.78 per share; (ii) 3,555,000 shares of common stock issuable upon exercise of options and warrants held by our employees, of which approximately 3,393,522 shares are exercisable; and (iii) 2,491,169 shares of common stock available for future grants under our equity incentive plans.

RISK FACTORS

Your investment in our shares of Series A Convertible Preferred Stock, and our underlying common stock, is subject to certain risks. This prospectus supplement does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our company and the suitability of your investment in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our shares of Series A Convertible Preferred Stock that may be offered, please read “Risk Factors” in the documents incorporated by reference herein, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

You will experience immediate dilution in the book value per share of the Series A Convertible Preferred Stock you purchase.

Because the price per share of our Series A Convertible Preferred Stock being offered is substantially higher than the book value per share of our underlying common stock, you will suffer substantial dilution in the net tangible book value of the shares that you purchase in this offering. Based on an assumed offering price to the public of $1,000.00 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $0.05 per share in the net tangible book value of the shares of common stock underlying the Series A Convertible Preferred Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Series A Convertible Preferred Stock in this offering.

Our ability to sell all of the shares of Series A Convertible Preferred Stock offering in this prospectus supplement is dependant on our ability to secure the approval of our stockholders.

The 44,087,912 shares of common stock issuable upon conversion of all 4,012 shares of Series A Convertible Preferred Stock being offered at the initial conversion price exceeds 20% of our outstanding common stock. Under applicable NYSE MKT market rules, shareholder approval is required for any portion of the transaction which could require us to issue a number of shares of common stock equal to 20% of our outstanding common stock at a price less than the closing price on the day prior the date of the securities purchase agreement. In addition, we do not currently have a sufficient number of shares of common stock authorized to reserve shares for conversion of all 4,012 shares of Series A Convertible Preferred Stock. Accordingly, within 75 calendar days from the date of the closing of the initial sales of Series A Convertible Preferred Stock, we intend to seek stockholder approval for (1) the offering of the Series A Convertible Preferred Stock in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock and (2) for a 1 for 20 reverse split of our outstanding common stock. Accordingly sales of Series A Convertible Preferred Stock in an amount that would exceed, on an as converted basis, 19.99% of our outstanding common stock is predicated on our ability to secure the approval of our stockholders. No assurances can be given that our stockholders will approve the offering or the reverse stock split.

We intend to effect a reverse stock, which impact the price and liquidity of trading in our common stock.

In connection with this offering, we intend to seek the approval of our stockholders to a 1 for 20 reverse split of our outstanding common stock. We cannot assure you that the price of our common stock will raise to an amount proportionate with the reverse split. In addition, the planned reverse split will reduce the number of shares of our common stock outstanding from approximately 130 million shares to approximately 6.5 million shares. The decrease in the number of shares outstanding may impact the liquidity and trading volume in our common stock.

Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to use the net proceeds effectively could have a negative effect on our business and cause the price of our common stock to decline.

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K for our fiscal year ended December 31, 2012, filed with the SEC on April 5, 2013, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered in this prospectus supplement for general corporate purposes, which may include the development and commercialization of our product candidates, repayment of indebtedness, and the acquisitions of businesses, products, technologies or licenses that are complementary to our business.

DILUTION

If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering.

We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. Our pro forma net tangible book value at December 31, 2012 was $3,563,069, or $0.03 per share of common stock. After giving effect to the sale of 4,012 shares of Series A preferred stock in this offering and assuming the conversion of all the shares of Series A preferred stock sold in the offering and our receipt of the net proceeds from this offering of approximately $3,751,000, our adjusted net tangible book value at December 31, 2012 would have been $7,314,289, or $0.04 per share. This represents an immediate increase in pro forma net tangible book value of $0.01 per share to existing shareholders and an immediate and substantial dilution of $0.05 per share of common stock to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.09
Pro forma net tangible book value per share at December 31, 2012	$0.03
Increase in net tangible book value per share attributable to offering	$0.01
Pro forma net tangible book value per share at December 31, 2012, after giving effect to the offering		$0.04
Dilution per share to new investors in the offering		$0.05

PLAN OF DISTRIBUTION

We have entered into a placement agent agreement with a placement agent, Ladenburg Thalmann & Co. Inc., pursuant to which Ladenburg is acting as our exclusive placement agent on a reasonable best efforts basis to arrange for the sale of up to $4,012,000 of our registered Series A Convertible Preferred Stock that we are offering to investors by this prospectus supplement.

We currently anticipate the initial closing of the sale of the Series A Convertible Preferred Stock offered hereby on or about April 9, 2013. On such closing date, the following will occur:

•

the investor will tender funds in the amount of the aggregate purchase price of the securities being sold by us on such closing date, less the amount of the placement agent’s fee we are paying to the placement agent;

•	we will issue the shares of Series A Convertible Preferred Stock being sold on such date to such investors; and

•	we will pay Ladenburg a placement agent fee in accordance with the terms of our placement agent agreement.

We have agreed to pay Ladenburg a cash fee equal to 6.5% of the gross proceeds of the offering. Assuming all of the securities offered pursuant to this prospectus supplement are issued and sold by us, we will pay Ladenburg a cash fee equal to approximately $261,000. We have also agreed to issue to Ladenburg warrants to purchase a number of shares of common stock equal to up to 2% of the common stock underlying the Series A Convertible Preferred Stock sold in this offering. The exercise price of the placement agent warrants will be $0.11375 (125% of the public offering price per share of common stock underlying the Series A Convertible Preferred Stock) and (ii) the expiration date will be August 27, 2015 (five years from the effective date of our registration statement). Pursuant to FINRA rule 5110(g)(2), the warrants issued to the placement agent and any shares issued upon any exercise of such warrants issued to the placement agent will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering except the transfer of any security:

•	by operation of law or by reason of our reorganization;
•

to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by the Placement Agent or related person does not exceed 1% of the securities being offered;
•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, we have also agreed to pay the placement agent’s expenses in an amount equal to 1% of the gross proceeds raised in the offering.

In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer exceed 8% for the sale of the securities registered herein.

The following table shows the per share and total placement agent’s fees (not including placement agent’s expenses) we will pay to the placement agent in connection with the sale of the shares pursuant to this prospectus assuming the purchase of all of the shares offered hereby.

Per share placement agent’s fees	$65.00
Maximum offering total	$260,780

The placement agent agreement we entered into with Ladenburg will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. We may also be required to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent would be required to comply with the requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Ladenburg may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of its business, but we have no present arrangements or understandings to do so.

DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

General

Our authorized capital stock consists of 240,000,000 shares, including: (i) 200,000,000 shares of common stock, par value $0.0001 per share and (ii) 40,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus supplement, we had 129,562,091 shares of common stock outstanding. We have also authorized a class of preferred stock of up to 200,000 shares, designated as our Series A Junior Participating Preferred Stock, in connection with the adoption of a stockholder rights agreement. No shares of our Series A Junior Participating Preferred Stock are currently outstanding.

Our board of directors is authorized, without further stockholder action, to establish various series of shares of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the shares of our common stock or the shares of our Series A Convertible Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of our Series A Convertible Preferred Stock.

Description of Series A Preferred Stock

Prior to the completion of this offering we will file a certificate of designation to designate the rights, privileges and preferences of our Series A Convertible Preferred Stock. The certificate of designation will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering. The provisions of the certificates of designation for our Series A Convertible Preferred Stock and relevant sections of the General Corporation Law of the State of Delaware, or the DGCL, are summarized below. The following description of the material provisions of our capital stock is only a summary, does not purport to be complete and is qualified by applicable law and the full provisions of our second amended and restated certificate of incorporation, our certificates of designation for our preferred stock and the DGCL.

Dividends

Each holder of a shares of our Series A Convertible Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of our common stock basis, to and in the same form as dividends actually paid on shares of our common stock when, as, and if such dividends are paid on shares of our common stock. We have never paid dividends on shares of our common stock and we do not intend to do so for the foreseeable future.

Voting Rights

Except as required by law, holders of the shares of our Series A Convertible Preferred Stock will not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of our Series A Convertible Preferred Stock are outstanding, we will not, without the affirmative vote of the holders of a majority of the then outstanding shares of our Series A Convertible Preferred Stock, (1) alter or change adversely the powers, preferences or rights given to the shares of our Series A Convertible Preferred Stock or alter or amend its certificate of designation, (2) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the shares of our Series A Convertible Preferred Stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of our Series A Convertible Preferred

Stock, (4) increase the number of authorized shares of our Series A Convertible Preferred Stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation of our Series A Convertible Preferred Stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series A Convertible Preferred Stock will be entitled to vote as a class upon a proposed amendment to our certificate of incorporation if the amendment would:

•	increase or decrease the aggregate number of authorized shares of our Series A Convertible Preferred Stock;

•	increase or decrease the par value of the shares of our Series A Convertible Preferred Stock; or

•	alter or change the powers, preferences, or special rights of the shares of our Series A Convertible Preferred Stock so as to affect them adversely.

Liquidation

The shares of our Series A Convertible Preferred Stock would rank, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to shares of our common stock, (2) senior to any series of preferred stock ranked junior to the shares of our Series A Convertible Preferred Stock, and (3) junior to all of our existing and future indebtedness. Upon any liquidation, dissolution or winding up of our company, after payment or provision for payment of our debts and other liabilities and before any distribution or payment is made to the holders of any junior securities, the holders of our Series A Convertible Preferred Stock will first be entitled to be paid out of our assets available for distribution to our stockholders an amount equal to $1,000 per share plus any other fees, liquidated damages or dividends then owing, after which any of our remaining assets will be distributed among the holders of the other classes or series of shares of our capital stock in accordance with our certificate of incorporation.

Conversion

Subject to certain ownership limitations as described below, the shares of our Series A Convertible Preferred Stock are convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the shares of our Series A Convertible Preferred Stock (or $1,000) by a conversion price of $0.091 per share. Accordingly, each share of our Series A Convertible Preferred Stock is convertible into 10,989.01 shares of our common stock.

The conversion price is subject to adjustment in the case of share splits, share dividends, combinations of shares and similar recapitalization transactions. In addition, upon the first reverse stock split of our common stock that is effected while Series A Convertible Preferred Stock is outstanding (the “Reverse Stock Split” and the date on which the Reverse Stock Split is effected by Corporation’s filing of an amendment to its certificate of incorporation with the State of Delaware, the “Reverse Stock Split Date” and the 10th Trading Day following the Reverse Stock Split Date, the “Adjustment Date”), the Conversion Price shall be reduced, and only reduced, on the Adjustment Date to the greater of (a) $0.05, or (b) 80% of the average of the volume weighted average price (“VWAP”) for the Company’s common stock for the 10 Trading Days immediately following the Reverse Stock Split Date. Further, in the event that the Company has not effected a Reverse Stock Split on or before the 75th calendar day following the date of the initial sales of Series A Convertible Preferred Stock (the “Trigger Date” and the 10th Trading Day following the Trigger Date, the “Trigger Adjustment Date”), then the Conversion Price shall be reduced, and only reduced, on the Trigger Adjustment Date to the greater of (a) $0.05, or (b) 80% of the average of the VWAPs for the 10 Trading Days immediately following the Trigger Date.

From the date of original issuance of the Series A Convertible Preferred Stock until such date immediately following the 30 consecutive Trading Days wherein (i) the VWAP for each of any 25 Trading Days during such

30 consecutive Trading Day period (which 30 consecutive Trading day period shall have commenced after Shareholder Approval is obtained) exceeds $0.60 (subject to adjustment for forward and reverse stock splits and the like) and (ii) the daily dollar trading volume for each Trading Day during such 30 Trading Day period exceeds $2,000,000 per Trading Day, if, at any time while this Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price, then the Conversion Price shall be reduced to equal such lower price; provided, however, that in the event that the Company is not able to obtain stockholder approval of this offering and a reverse split, upon any such dilutive issuance that occurs 60 days or more after the Trigger Adjustment Date, the Conversion Price shall be reduced to the greater of $0.05 per share (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) or 80% of the then current Conversion Price.

Forced Conversion

Notwithstanding anything herein to the contrary, if after the date stockholder approval of this offering and a reverse stock split is received and effective and after the earlier of the Adjustment Date or the Trigger Adjustment Date (i) the VWAP for each of any 25 Trading Days during any such 30 consecutive Trading Day period (“Threshold Period”), exceeds $0.60 (subject to adjustment for forward and reverse stock splits and the like) and (ii) the dollar trading volume for each Trading Day during such Threshold Period exceeds $2,000,000 per Trading Day, the Company may cause each holder to convert all or part of such holder’s Series A Convertible Preferred Stock into common stock. The company may not force conversion unless during the Threshold Period through and including the later of the forced conversion and the delivery of the common stock, unless the Company has met certain “Equity Conditions”: (1) we must have timely honored all previously requested or required conversions, if any, (2) we must have paid all liquidated damages and other amounts owing to the applicable holder in respect of our Series A Convertible Preferred Stock, (3)(i) there must be an effective registration statement pursuant to which we may issue shares upon conversion of our Series A Convertible Preferred Stock or (ii) all of the conversion shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act of 1933, and immediately resold without restriction, (4) the shares of our common stock must be trading on a national exchange and all of the shares of our common stock issuable pursuant to the terms of the shares of our Series A Convertible Preferred Stock issued in connection with such shares must be listed or quoted for trading on such trading market (and we must believe, in good faith, that trading of the shares of our common stock on a trading market will continue uninterrupted for the foreseeable future), (5) there must be a sufficient number of authorized, but unissued and otherwise unreserved, shares of our common stock for the issuance of all of the shares of our common stock then issuable pursuant to this offering, (6) the issuance of the shares in question to the applicable holder would not violate the beneficial ownership limitations described below, (7) there must not have been a public announcement of a pending or proposed “fundamental transaction” (as defined in the Certificate of Designation) or change of control transaction that has not been consummated, and (8) the applicable stockholder must not be in possession of any information provided by us that constitutes, or may constitute, material non-public information.

Limitations on Conversion

A holder of our Series A Convertible Preferred Stock will not have the right to convert, and we will not have the right to force such holder to convert, any portion of its shares of our Series A Convertible Preferred Stock if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number shares of our common stock outstanding immediately after giving effect to its conversion.

Issuance Limitations.

Unless and until the Company has obtained stockholder approval for this offering and a reverse stock split in the amount of 1 for 20, then the Company shall not issue, upon conversion of the Series A Convertible Preferred

Stock, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date of the Series A Convertible Preferred Stock and prior to such conversion date (i) in connection with any conversion of Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement and (ii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities in this offering, would exceed 25,899,624 shares of common stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

Negative Covenants

As long as any shares of Series A Convertible Preferred Stock are outstanding, unless the holders of at least 67% in Stated Value of the then outstanding shares of Series A Convertible Preferred Stock shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly:

•

other than Permitted Indebtedness (as defined in the Certificate of Designations), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•

other than Permitted Liens (as defined in the Certificate of Designations), enter into, create, incur, assume or suffer to exist any Liens (as defined in the Certificate of Designations) of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•	amend the Company’s charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holder;

•

repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of the Company’s common stock, common stock equivalents or junior securities, other than as to (i) the shares of common stock as permitted or required under this offering and (ii) repurchases of common stock or common stock equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Series A Convertible Preferred Stock is outstanding;

•	pay cash dividends or distributions on any of the Company’s junior securities;

•

enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

•	enter into any agreement with respect to any of the foregoing.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, San Diego, California, will issue an opinion about the validity of the securities offered by this prospectus supplement.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement, of which this prospectus supplement is a part. Our financial statements and schedules are incorporated by reference in reliance on Marcum LLP’s report, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information contained in that registration statement, including the exhibits to that registration statement. You can obtain a copy of that registration statement from the SEC at the address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 5, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 2007, including all amendments or reports filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us at the address and phone number below. Exhibits to such documents will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Dennis M. Mulroy, Chief Financial Officer

Cardium Therapeutics, Inc.

12255 El Camino Real, Suite 250

San Diego, California 92130

(858) 436-1000

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer under this prospectus from time to time, at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of the debt securities, common stock upon conversion of the preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We will provide you with specific terms of any offering in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

The aggregate market value of our outstanding common stock held by non-affiliates is $31,606,647, based on 77,852,154 shares of outstanding common stock, of which 70,236,994 shares are held by non-affiliates, at a per share price of $0.45 based on the average of the closing sale price of our common stock on August 20, 2010. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is traded on the NYSE Amex under the symbol “CXM”. On August 20, 2010, the closing sale price of our common stock was $0.45 per share. You are urged to obtain current market quotations for the common stock. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described in this prospectus under the caption “Risk Factors” starting on page 8. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors”. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

References to “Cardium,” “we,” “us” or “our” refer to Cardium Therapeutics, Inc.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the 33 Act, Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current views about future events and financial performance based on certain assumptions. They include opinions, forecasts, intentions, plans, goals, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “believes,” “anticipates,” “intends,” “estimates,” “approximates,” “predicts,” or “projects,” or the negative or other variation of such words, and similar expressions may identify a statement as a forward-looking statement. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements.

The forward-looking statements in this prospectus speak only as of the date of this prospectus and caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this prospectus as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include, among others, the risks described under “Risk Factors” and elsewhere in this prospectus, as well as in other reports and documents we file with the SEC.

PROSPECTUS SUMMARY

This summary highlights certain information about Cardium and its business. This summary does not contain all of the information that is important to an investment decision. You should carefully read the entire prospectus and any prospectus supplement, including “Risk Factors” beginning below on page 7, before deciding to invest in our common stock.

Our Business

We were organized in Delaware in December 2003. Our business is focused on the acquisition and strategic development of product opportunities or businesses having the potential to address significant unmet medical needs, and definable pathways to commercialization, partnering or other monetization following the achievement of corresponding development objectives.

In October 2005, we acquired a portfolio of biologic growth factors and related delivery techniques from the Schering AG Group (now part of Bayer AG) for potential use in treating ischemic and other cardiovascular conditions, including GenerxTM, a product candidate being developed for patients with chronic myocardial ischemia (insufficient blood flow within the heart muscle) due to coronary heart disease.

In August 2006, we acquired rights to the assets and technologies of Tissue Repair Company, a company focused on the development of therapeutics for the potential treatment of chronic wounds and other tissue injuries. Tissue Repair Company’s ExcellagenTM and ExcellarateTM product candidates are initially being developed for the potential treatment of chronically non-healing diabetic foot ulcers. Tissue Repair Company is operated as a wholly-owned subsidiary of Cardium.

Our business model is designed to create multiple opportunities for success while avoiding reliance on any single technology platform or product type, and to leverage Cardium’s skills in late-stage product development in order to bridge the critical gap between promising new technologies and product opportunities that are ready for commercialization. Consistent with our long-term strategy, we intend to consider various corporate development transactions designed to place our product candidates into larger organizations or with partners having existing commercialization, sales and marketing resources, and a need for innovative products. Such transactions could involve the sale, partnering or other monetization of particular product opportunities or businesses. In parallel, as our businesses are advanced and corresponding valuations established, we plan to pursue new product opportunities and acquisitions with strong value enhancement potential.

Cardium Biologics

The lead product candidate from our Cardium Biologics unit is Generx™ (alferminogene tadenovec, Ad5FGF-4), which is being developed as a potential treatment for myocardial ischemia (insufficient blood flow within the heart muscle) due to coronary heart disease. Generx represents a new therapeutic class of cardiovascular biologics designed to promote collateral angiogenesis, a natural process of blood vessel growth within the heart muscle, to increase blood supply to ischemic areas of the heart following a one-time intracoronary administration.

The FDA has cleared Generx for a Phase 3 clinical study in the U.S. for women with late stage coronary artery disease who are unresponsive to traditional drug therapy and are not appropriate candidates for mechanical revascularization (angioplasty/stents or by-pass surgery). However, in view of published results from an independent 10-year study among men and women with chronic coronary heart disease showing that improved collateral circulation was associated with substantially lower cardiac mortality (Circulation 116:975-983, 2007), and prior studies showing that a one-time infusion of Generx has the potential to achieve improved coronary collateral circulation in both men and women at levels approximately equivalent to bypass surgery as measured by SPECT imaging (Journal of American College of Cardiology 42(8):1339-1347, 2003), we believe that Generx could potentially be developed as a cost effective front-line therapy for patients with coronary artery disease in the large markets of newly-industrializing countries who often do not have access to costly procedures such as bypass surgery. We also believe that having such additional clinical evidence confirming the safety and effectiveness of Generx for improving coronary collateral circulation in men and women with severe coronary artery disease could potentially be used to optimize and broaden commercial development pathways in the U.S. and other industrialized countries.

Tissue Repair Company

Our Tissue Repair Company subsidiary is focused on the development of therapeutics and devices for the potential treatment of chronic wounds such as non-healing diabetic ulcers and other wounds, as well as the repair of other tissues, including both hard tissue injuries such as bone fracture, as well as soft tissue injuries affecting ligaments, tendons or cartilage.

On December 3, 2009 our Tissue Repair Company subsidiary filed a 510(k) premarket notification filing with the U.S. Food and Drug Administration (FDA) for its fibrillar collagen-based Excellagen™ topical gel for wound healing of diabetic foot ulcers and potentially other wounds. Our 510(k) filing covers ExcellagenXL™ and ExcellagenFXTM, advanced wound care management medical devices comprising customized protein-based gels designed for topical application by health care professionals for patients with dermal wounds, which can include diabetic ulcers, pressure ulcers, venous ulcers, tunneled/undermined wounds, surgical and trauma wounds, second degree burns, and other types of wounds. The 510(k) submission is based in part on positive findings from our Phase 2b Matrix clinical study, reported on October 14, 2009, demonstrating substantial improvements in wound healing responses in patients with non-healing diabetic foot ulcers following one or two applications of Excellagen, an enhanced, customized collagen-based gel matrix. ExcellagenXL is designed for use by health care professionals in a clinical setting and as an adjunct to standard of care topical wound therapy, which in the case of diabetic ulcers typically includes surgical debridement and off-loading. The ExcellagenFX kit is designed for use by health care providers in a clinical setting in the treatment of larger soft tissue or tunneling wounds that may occur with pressure, venous and diabetic ulcers, as well as surgical wounds. The ExcellagenFX flowable matrix product allows for deeper administration and direct intimate contact with the wound bed in these more complex, irregular and difficult to access wounds.

For Tissue Repair Company’s Excellarate™ product candidate, which comprises a mixture of our collagen-based gel with a biologic encoding a stimulatory growth factor (PDGF-B), we plan to introduce a combined formulation that allows for longer term stability without the need to maintain the biologic separately at -70 degrees centigrade, and to introduce the easier to use single-syringe product candidate into clinical studies designed to further evaluate the safety and effectiveness of Excellarate, and to allow for repeat dosing of Excellarate for wounds that are responding to treatment but have not yet achieved complete closure.

Corporate Information

Our principal executive offices are located at 12255 El Camino Real, Suite 250, San Diego, California 92130, and our telephone number is (858) 436-1000. Our website is located at www.cardiumthx.com. Information on our website is not part of this prospectus.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock.

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors may determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any indenture or supplemental indenture and the form of any debt securities which describes the terms of the series of debt securities being offered. We urge you to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from a current report on Form 8-K that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in the securities offered through this prospectus involves certain risks. Before making an investment decision, you should carefully consider the specific risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filing with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, the ratio information is not applicable. Amounts shown are in thousands.

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009	2008	2007
Deficiency earnings available to cover fixed charges	$(1,730)	$(16,158)	$(17,602)	$(16,885)

For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, the portion of operating lease rental expense that is considered by us to be representative of interest and amortization of discount related to indebtedness; deficiency of earnings consists of loss before income taxes.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered hereby for general corporate purposes, which may include the development and commercialization of our product candidates and the acquisitions of businesses, products, technologies or licenses that are complementary to our business. For each offering of securities hereunder, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only the underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

For a description of the material terms and provisions of our common stock, please see the applicable prospectus supplement, as well as the description of our capital stock in our Registration Statement on Form 8-A filed with the SEC on August 1, 2007, which is incorporated by reference in this prospectus.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NYSE AMEX rules), to designate and issue up to 40,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, rights and preferences of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the powers, designations, rights and preferences and qualifications, limitations or restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or , in some cases, as a series,) on an amendment of the certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provision of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of common stock or preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any provisions for payment of additional amounts for taxes;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the debenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the debenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by our legal counsel, Sheppard Mullin Richter & Hampton LLP.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished but not filed, until this offering is completed:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010;

(b) Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 10, 2010, and for the fiscal quarter ended June 30, 2010, filed with the SEC on August 9, 2010;

(c) Our Current Reports on Form 8-K, filed with the SEC on January 4, 2010, February 18, 2010, March 15, 2010, June 7, 2010, June 11, 2010, June 24, 2010 and July 12, 2010;

(d) Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2010; and

(e) The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 2007, including all amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated by reference in this prospectus, including any exhibits that are specifically incorporated by reference in such documents. Requests should be made to:

Dennis M. Mulroy, Chief Financial Officer

Cardium Therapeutics, Inc.

12255 El Camino Real, Suite 250

San Diego, California 92130

(858) 436-1000

You should rely only on the information provided or incorporated by reference in this prospectus or any supplement to this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of the document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. In addition, electronic copies of our most recently filed reports are available through our website at http://www.cardiumthx.com.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement, including the exhibits to the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.